                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                  Professional Transportation Group Ltd., Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                  PROFESSIONAL TRANSPORTATION GROUP LTD., INC.
                              495 LOVERS LANE ROAD
                             CALHOUN, GEORGIA 30701



                                 April 21, 1999



TO OUR SHAREHOLDERS:

         You are cordially invited to attend the 1999 Annual Meeting of Shareholders (the "Annual Meeting") of Professional Transportation Group Ltd., Inc. (the "Company"). The Annual Meeting will be held at the offices of Nelson Mullins Riley & Scarborough, L.L.P., First Union Plaza, 999 Peachtree St., N.E., Suite 1400, Atlanta, Georgia 30309 on Friday, May 21, 1999, at 10:00 a.m., local time. The attached Notice of Annual Meeting and Proxy Statement describe the formal business expected to be transacted at the Annual Meeting. In addition to the specific matters to be acted upon, there also will be a report on the operations of the Company, and directors and officers of the Company will be present to respond to your questions.

         Included with the Proxy Statement is a copy of the Company's 1998 Annual Report to Shareholders, which includes the Company's Annual Report on Form 10-K. We encourage you to read the Annual Report. It includes the Company's audited financial statements for the year ended December 31, 1998 as well as information on the Company's operations, markets and services.

         Please use this opportunity to take part in the affairs of the Company by voting on the business to come before this Annual Meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO MARK, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. Returning the proxy does NOT deprive you of your right to attend the Annual Meeting and to vote your shares in person for the matters acted upon at the Annual Meeting.

         We look forward to seeing you at the Annual Meeting.

                                    Sincerely,

                                    /s/ Dennis A. Bakal

                                    Dennis A. Bakal
                                    Chairman of the Board of Directors,
                                    Chief Executive Officer and President

                  PROFESSIONAL TRANSPORTATION GROUP LTD., INC.
                              495 LOVERS LANE ROAD
                             CALHOUN, GEORGIA 30701


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD ON FRIDAY, MAY 21, 1999

TO OUR SHAREHOLDERS:

         NOTICE IS HEREBY GIVEN THAT the 1999 Annual Meeting of Shareholders (the "Annual Meeting") of Professional Transportation Group Ltd., Inc., a Georgia corporation (the "Company"), will be held at the offices of Nelson Mullins Riley & Scarborough, L.L.P., First Union Plaza, 999 Peachtree St., N.E., Suite 1400, Atlanta, Georgia 30309, on Friday, May 21, 1999, at 10:00 a.m., local time, for the following purposes:

         1.       to elect five directors; and

         2. to transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

         Only shareholders of record at the close of business on March 22, 1999 are entitled to notice of, and to vote at, the Annual Meeting and at any continuation or adjournment thereof. In accordance with the Georgia Business Corporation Code (the "Georgia Law"), a list of shareholders entitled to vote at the Annual Meeting shall be open to the examination of any shareholder, his agent or attorney for any purpose relevant to the Annual Meeting upon written notice, all as provided by the Georgia Law, and the list shall be available for inspection at the Annual Meeting by any shareholder that is present.

                                    By Order of the Board of Directors,

                                    /s/ Linda K. Roberts

                                    LINDA K. ROBERTS
                                    SECRETARY

Calhoun, Georgia
April 21, 1999

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS PROMPTLY AS POSSIBLE.

                  PROFESSIONAL TRANSPORTATION GROUP LTD., INC.
                              495 LOVERS LANE ROAD
                             CALHOUN, GEORGIA 30701


                      PROXY STATEMENT FOR ANNUAL MEETING OF
                 SHAREHOLDERS TO BE HELD ON FRIDAY, MAY 21, 1999



         This Proxy Statement and the accompanying Notice of Annual Meeting and Proxy Card are being furnished to the shareholders of Professional Transportation Group Ltd., Inc., a Georgia corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors (the "Board") of the Company for use at the 1999 Annual Meeting of Shareholders (the "Annual Meeting"). The Annual Meeting will be held on Friday, May 21, 1999 at 10:00 a.m., local time, at the offices of Nelson Mullins Riley & Scarborough, L.L.P., First Union Plaza, 999 Peachtree St., N.E., Suite 1400, Atlanta, Georgia 30309.

VOTING RIGHTS AND VOTES REQUIRED

         All shareholders of record of the Company's common stock, no par value per share (the "Common Stock"), on March 22, 1999, the record date, will be entitled to vote at the Annual Meeting or any continuation or adjournment thereof. At the close of business on the record date, the Company had 3,968,160 shares of Common Stock outstanding and entitled to vote. A majority of the outstanding shares of Common Stock will constitute a quorum for the transaction of business at the Annual Meeting. Each holder of record of Common Stock on the record date is entitled to one vote for each share of Common Stock so held on each matter to be voted upon at the Annual Meeting. This Proxy Statement and the accompanying Notice of Annual Meeting, Proxy Card and the Company's Annual Report to Shareholders were first mailed to the shareholders on or about April 21, 1999.

         The five directors to be elected at the Annual Meeting will be elected by the affirmative vote of the holders of a plurality of the shares of Common Stock represented at the Annual Meeting in person or by proxy. Because the directors will be elected by a plurality vote (i.e., the five persons receiving the highest number of favorable votes will be elected) and assuming such election is uncontested, votes withheld from any one or more nominees will not have any effect on the outcome of the election of directors.

         Actions with respect to any other matter that may properly come before the Annual Meeting will require the affirmative vote of the holders of a majority of the shares of Common Stock represented at the Annual Meeting in person or by proxy and entitled to vote on the matter. Abstentions will be counted in determining the total number of shares present and entitled to vote on each such proposal. Accordingly, although not counted as a vote "for" or "against" a proposal, an abstention on any such proposal will have the same effect as a vote "against" that proposal. Broker non-votes will be deemed not entitled to vote on such proposals and, therefore, will have no legal effect on the vote on such proposals.

APPOINTMENT AND REVOCATION OF PROXIES

         The Board has designated Dennis A. Bakal and Linda K. Roberts, and each or either of them, as proxies to vote the shares of Common Stock solicited on its behalf. If the Proxy Card is executed and returned, it may nevertheless be revoked at any time before it has been exercised by: (i) giving written notice to the Secretary of the Company; (ii) delivery of a properly completed later dated proxy; or (iii) attending the Annual Meeting and voting in person. Such notice or later proxy will not affect a vote on any matter taken prior to the receipt thereof by the Company or its transfer agent. The mere presence at the Annual Meeting of the shareholder who has appointed a proxy will not revoke the prior appointment. If not revoked, the proxy will be voted at the Annual Meeting in accordance with the instructions indicated on the Proxy Card by the shareholder or, if no instructions are indicated, will be voted FOR the slate of directors described herein, and as to any other matter that may be properly brought before the Annual Meeting, in accordance with the judgment of the proxy holders.

EXPENSES OF SOLICITATION

         The expense of soliciting proxies will be borne by the Company. The Company does not expect to pay any compensation for the solicitation of proxies but may reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses for sending proxy material to principals and obtaining their proxies. Certain directors, officers and other employees of the Company, without additional compensation, may use their personal efforts, by personal interview, telephone, facsimile or otherwise, to obtain proxies in addition to solicitation by mail.


                      PROPOSAL NO. 1: ELECTION OF DIRECTORS

         At the Annual Meeting, the shareholders will elect five directors to hold office for one-year terms or until successors have been elected and qualified or until any such director's earlier resignation or removal. Each nominee is presently available for election and is a member of the Board. If any nominee should become unavailable, which is not now anticipated, the persons voting the accompanying proxy may in their discretion vote for a substitute. The following table sets forth the name and age of each person nominated for election as a director; the principal occupation, business or employment of the nominee during the last five years; all other positions with the Company now held by the nominee and the name of any publicly-traded corporation of which the nominee is a director; and the date on which the nominee first became a director of the Company.

         THE BOARD RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINATED DIRECTORS.

                                                 POSITIONS WITH THE COMPANY;
                                                PRINCIPAL OCCUPATIONS DURING                    DIRECTOR OF THE
NAME (AGE)                                  PAST FIVE YEARS; OTHER DIRECTORSHIPS                COMPANY SINCE
----------                                  ------------------------------------                -------------
Dennis A. Bakal (54)              President, Chief Executive Officer and Chairman of the             1990
                                  Board of the Company.

Linda K. Roberts (51)             Vice President/Administration  and Secretary of the                1997
                                  Company.

Susan P. Dial (53)                Chief Financial Officer of the Company since January               1999
                                  1999.  Controller of the Company since June 1997.

Robert E. Altenbach (52)          Partner with the law firm of Kutak Rock since May 1,               1997
                                  1998.  General Counsel, Secretary and member of senior
                                  management team of Vista 2000, Inc. from March 1996
                                  until April 30, 1998.  Partner with the law firm of
                                  Johnson & Montgomery from 1995-1998.

Gregory G. Hardwick (51)          Certified Public Accountant in public practice                     1997
                                  since 1974.

DIRECTOR COMPENSATION

         In March 1998, the Company's Board of Directors adopted and approved the Professional Transportation Group Ltd., Inc. 1998 Director Stock Option Plan (the "1998 Director Plan"). The 1998 Director Plan provides for the granting of non-qualified stock options to non-employee directors of the Company. The 1998 Director Plan authorizes the issuance of up to 100,000 shares of Common Stock pursuant to options having an exercise price equal to the fair market value of the Common Stock on the date of grant. The 1998 Director Plan contains provisions providing for adjustment of the number of shares available for option and subject to unexercised options in the event of stock splits, dividends payable in Common Stock, business combinations or certain other events affecting the Common Stock. The Board administers the 1998 Director Plan subject to certain limitations.

         The 1998 Director Plan provides for the grant of options to purchase 2,000 shares to each non-employee director of the Company on the date of the adoption of the 1998 Director Plan, 2,000 shares upon a non-employee director's re-election or initial appointment to the Board and 1,000 shares to each non-employee director of the Company who serves as a member of a committee of the Board. All of the options will be granted at an exercise price equal to the fair market value of the Common Stock on the date the options are granted. Each option shall be exercisable in full beginning six months after the date of grant and shall expire five years after the date of grant, unless canceled sooner as a result of termination of service or death, unless such option is fully exercised prior to the end of the option period.

As of March 31, 1999, options to acquire 4,000 shares of Common Stock were outstanding under the 1998 Director Plan.

         In addition, the Company has paid all travel expenses and reimbursed the directors for their out of pocket expenses related to their services as directors. Directors also receive a cash fee of $750 per meeting for their services as directors of the Company.

BOARD MEETINGS AND COMMITTEES

         The Board met three times during the fiscal year ended December 31, 1998. Standing committees of the Board currently include: an Audit Committee and a Compensation Committee. Each director attended at least 75% of all Board and relevant committee meetings during the year ended December 31, 1998.

         Messrs. Altenbach and Hardwick are presently the members of the Audit Committee. The Audit Committee did not meet during the year ended December 31, 1998. The principal functions of the Audit Committee are reviewing the Company's internal controls and the objectivity of its financial reporting, making recommendations regarding the Company's employment of independent auditors and reviewing the annual audit with the auditors.

         Messrs. Altenbach, Hardwick and Bakal (non-voting member) are presently the members of the Compensation Committee. Neither Mr. Altenbach nor Mr. Hardwick has been an officer or an employee of the Company at any time. The Compensation Committee (through the Board) met or acted by written consent once during the year ended December 31, 1998. The functions of the Compensation Committee are to review and set the compensation of the Company's Chief Executive Officer and certain of its most highly compensated officers, including salaries, bonuses and other incentive plans, stock options and other forms of compensation, and to administer the Plan. Mr. Bakal does not vote on any matter placed before the Compensation Committee. See "Report of the Compensation Committee on Executive Compensation."

         The Company does not maintain a standing nominating committee or other committee performing a similar function.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information, as of March 31, 1999 with respect to the beneficial ownership of the Common Stock by: (i) each director; (ii) each executive officer named in the Summary Compensation Table;
(iii) each shareholder known by the Company to be a beneficial owner of more than 5% of the Common Stock; and (iv) all executive officers and directors as a group. Unless otherwise indicated, each of the shareholders listed below exercises sole voting and dispositive power over the shares.

                                                                               SHARES BENEFICIALLY
                                                                                    OWNED (1)
                                                                         --------------------------------
                                                                          NUMBER                  PERCENT
                                                                         --------------------------------
Dennis A. Bakal (2)..................................................    2,900,100                  66.4%
Linda K. Roberts(3)..................................................      170,000                   4.1%
Susan P. Dial(4).....................................................       20,050                  *
William M. Kelly(5)..................................................      145,000                   3.5%
Stanley E. Laiken(6).................................................       70,000                   1.7%
Robert E. Altenbach(7)...............................................        2,000                  *
Gregory G. Hardwick(8)...............................................       22,900                  *
All directors and executive officers as a group (7 persons)..........    3,330,050                  69.4%

---------------------------
*        Represents less than 1%.

(1) Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. Under the rules of the Securities and Exchange Commission, a person is deemed to be a "beneficial" owner of securities if he or she has or shares the power to vote or direct the voting of such securities or the power to dispose or direct the disposition of such securities. A person is also deemed to be a beneficial owner of any securities which that person has the right to acquire beneficial ownership within 60 days. More than one person may be deemed to be a beneficial owner of the same securities.
(2) Includes options to acquire 400,000 shares of Common Stock held by Mr. Bakal which are currently exercisable at an exercise price of $0.50 per share. Does not include options to acquire 600,000 shares of Common Stock, which are not exercisable within 60 days of the date of this Proxy Statement.
(3) Consists of options to acquire 70,000 and 100,000 shares of Common Stock, which are currently exercisable at exercise prices of $0.15 and $2.97 per share, respectively.
(4) Includes options to acquire 20,000 shares of Common Stock, which are currently exercisable at an exercise price of $2.97 per share.
(5) Consists of options to acquire 70,000 and 75,000 shares of Common Stock, which are currently exercisable at exercise prices of $0.15 and $2.97 per share, respectively.
(6) Consists of options to acquire 70,000 shares of Common Stock, which are currently exercisable at an exercise price of $0.15 per share.
(7) Consists of options to acquire 2,000 shares of Common Stock, which are currently exercisable at an exercise price of $2.58 per share.
(8) Includes (i) 100 shares held directly; (ii) 800 shares held for the benefit of Mr. Hardwick's grandson; (iii) options to acquire 20,000 shares of Common Stock, which are currently exercisable at an exercise price of $0.15 per share and (iv) options to acquire 2,000 shares of Common Stock, which are currently exercisable at an exercise price of $2.58 per share.

EXECUTIVE COMPENSATION

         The following table summarizes the compensation paid or accrued by the Company for services rendered during the years indicated to the Company's Chief Executive Officer. No other executive officer's total salary and bonus exceeded $100,000 during the year ended December 31, 1998. The Company did not grant any stock appreciation rights or make any long-term incentive plan payouts during the periods shown.


                           SUMMARY COMPENSATION TABLE

                                                                                          LONG-TERM
                                                                                         COMPENSATION
                                                      ANNUAL COMPENSATION                   AWARDS
                                       ----------------------------------------------    -------------
                                                                            OTHER           SECURITIES            ALL
                                                                           ANNUAL           UNDERLYING           OTHER
                                YEAR       SALARY($)     BONUS($)(1)     COMPENSATION    OPTIONS/SARS (2)   COMPENSATION ($)
                                ----       ---------     -----------     ------------    ----------------   ----------------
Dennis A. Bakal
  Chairman of the Board and
  Chief Executive Officer....   1998        300,000          ---          16,488(3)              ---                 ---
                                1997        150,000          ---          25,231(4)          250,000                 ---
                                1996        120,000(5)       ---             ---             750,000                 ---

--------------------
(1) Bonuses for each year include amounts earned for that year, even if paid in the subsequent year, and exclude bonuses paid during that year but earned for a prior year.
(2) All figures in this column reflect options to purchase shares of Common
    Stock.
(3) Includes $14,568 for payments made on Mr. Bakal's automobile and $1,920 for country club dues.
(4) Includes $9,811 for payments made on Mr. Bakal's automobile, $13,500 for a country club membership and $1,920 for country club dues.
(5) See "Compensation Committee Interlocks and Insider Participation."


    OPTION GRANTS IN LAST FISCAL YEAR

        No grants of stock options were made to any of any of the Company's executive officers during the year ended December 31, 1998.

AGGREGATED OPTION EXERCISES AND YEAR-END OPTION VALUES

         The following table sets forth the number of options and the value of options held by the Company's Chief Executive Officer as of December 31, 1998.

              AGGREGATE OPTION/SAR EXERCISE IN LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUES

                          NUMBER OF UNEXERCISED
                          SECURITIES UNDERLYING        VALUE OF UNEXERCISED
                         OPTIONS AT FISCAL YEAR       IN-THE-MONEY OPTIONS AT
                                 END (#)               FISCAL YEAR END ($)(1)
                       --------------------------    --------------------------
NAME                   EXERCISABLE  UNEXERCISABLE    EXERCISABLE  UNEXERCISABLE
----                   -----------  -------------    -----------  -------------

Dennis A. Bakal....     400,000         600,000        $800,000    $1,200,000

--------------------
(1) The closing price of the Common Stock on the Nasdaq SmallCap Market on December 31, 1998 was $2.50 per share.

EMPLOYMENT AGREEMENTS

         Bakal Agreement. On April 1, 1997, Mr. Bakal and the Company entered into an employment agreement (the "Bakal Agreement") pursuant to which he will serve as the Chief Executive Officer and President of the Company. The Bakal Agreement provides that Mr. Bakal will receive a base salary of not less than $300,000 per year and an annual bonus as determined by the Compensation Committee based upon achievement of targeted levels of performance and such other criteria as the Compensation Committee shall establish from time to time. In addition, he may participate in the Company's 1996 Stock Option Plan (the "Plan"), and will receive health insurance for himself and his dependents, long-term disability insurance, civic and social club dues, use of an automobile owned or leased by the Company and other benefits of similarly situated employees. Mr. Bakal's base salary may be increased upon a periodic review by the Board of Directors or the Compensation Committee. The Bakal Agreement has a term of three years and renews daily until either party fixes the remaining term at three years by giving written notice. The Company can terminate Mr. Bakal's employment upon his death or disability or for cause, and Mr. Bakal can terminate his employment for any reason within a 90-day period beginning on the 30th day after any occurrence of any change in control or within a 90-day period beginning on the one-year anniversary of the occurrence of any change of control. If Mr. Bakal's employment is terminated by the Company in breach of the Bakal Agreement or if Mr. Bakal terminates the Bakal Agreement for any reason after a change in control, the Company must pay Mr. Bakal one-twelfth of his annual base salary and bonus for each of 36 consecutive 30-day periods following the termination and must continue Mr. Bakal's life and health insurance until he reaches 65, and Mr. Bakal's outstanding options to purchase Common Stock would vest and become immediately exercisable.

         In the Bakal Agreement, the Company also granted Mr. Bakal, with respect to his shares of Common stock, piggyback and, after any termination of employment or if he is no longer a director of the Company, demand registration rights . Under the Bakal Agreement, Mr. Bakal agrees to maintain the confidentiality of the Company's trade secrets. Mr. Bakal agrees that for a period of two years, if he is terminated for cause, not to compete with or solicit employees or customers of the Company within the United States.

         Other Employment Agreements. On April 1, 1997, the Company entered into employment agreements with each of Messrs. Kelly and Laiken and Ms. Roberts (collectively, the "Other Agreements"). The Other Agreements provide for a minimum base salary per year of $100,000, $88,650 and $100,000, respectively, and an annual bonus as determined by the Chief Executive Officer and President based upon achievement of targeted levels of performance and such other criteria as he shall establish from time to time. In addition, each employee may participate in the Plan and will receive insurance and other benefits of similarly situated employees. Each of the Other Agreements has a term of three years and renews daily until either party fixes the remaining term at three years by giving written notice. The Company can terminate each of the agreements upon death or disability or for cause, and the employee can terminate employment for any reason within one year of a change in control with adequate justification. If the employee's employment is terminated by the Company for any reason within one year after a change in control or if the employee terminates the agreement with adequate justification, the Company must pay the employee one-twelfth of his or her base salary and bonus for each of 36 consecutive 30-day periods following the termination and must continue the employee's life and health insurance until age 65, and the employee's outstanding options to purchase Common Stock would vest and become immediately exercisable. Under the Other Agreements, each employee agrees to maintain the confidentiality of the Company's trade secrets. The employee also agrees for a period of one year, if he or she is terminated for cause or resigns without adequate justification, not to compete with or solicit employees or customers of the Company within the United States.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee of the Board was formed on August 27, 1997. The current members of the Compensation Committee are Messrs. Altenbach and Hardwick, and Mr. Bakal is a non-voting member. Neither Mr. Altenbach nor Mr. Hardwick has been an officer or employee of the Company at any time.

         Transactions with Dennis A. Bakal and Affiliates. In May 1996, the Company moved its operations to a facility leased to Professional Sales Group Ltd. ("PSG"), a company wholly-owned by Dennis A. Bakal. Under the terms of the sublease with PSG, the Company subleases certain portions of the facility from PSG at a competitive market rate and is committed to the facility for a period of seven years (the remaining term of PSG's lease with the owner, an unrelated third party). Currently, the Company pays rent of $15,000 per month. The sublease provides for escalations for items such as taxes and common area maintenance, with a scheduled rent increase for the last five years of the term. If Mr. Bakal finds suitable tenants to take the entire premises currently leased by PSG, it is his intention to terminate the sublease with the Company and move to other facilities. Currently, more than 40% of the space leased by PSG has been subleased to unrelated third parties.

         Certain credit facilities available to the Company have been guaranteed personally by Mr. Bakal. Pursuant to the employment agreement entered into by the Company and Mr. Bakal, the Company will use its best efforts to remove and cause to be terminated all guarantees provided by Mr. Bakal. Because the Company was unable to do so prior to December 31, 1997, the Company is obligated to compensate Mr. Bakal for providing such guarantees. Mr. Bakal waived any such payment.

         Mr. Bakal has personally guaranteed a portion of the PSG facilities lease and many of the equipment operating leases and other liabilities of the Company and its subsidiaries. In the past, Mr. Bakal has personally provided loans and advances to and has borrowed funds from the Company on an informal basis. Certain of the loans and advances have been repaid, converted to equity or remain unpaid at the present time. As of December 31, 1998, the Company had a net receivable from Mr. Bakal of $577,197.

         On December 31, 1996, PTG, Inc. (a wholly owned subsidiary of the Company) purchased, in a nonmonetary exchange, the assets of Rapid Transit, ("Rapid") and certain other physical assets from a group of companies owned by Mr. Bakal. As consideration for the purchase, PTG assumed accounts payable associated with Rapid from these entities. In addition, PTG agreed to pay to a related party 5% of the gross sales of Rapid for a period of five years. At December 31, 1998, the obligation under this agreement was approximately $51,000

         Mr. Bakal, as the majority owner of the Company and other entities, directs the operations of the various entities and the transactions between them. All long-term financial commitments of the Company and its subsidiaries with Mr. Bakal and/or other companies controlled by him are subject to written agreements at terms, in the opinion of management, comparable to arms-length, third-party transactions of a similar nature.

         The Company believes that all the foregoing related-party transactions were on terms no less favorable to the Company than could reasonably be obtained from unaffiliated third parties. The

Company has adopted a policy whereby all future transactions with affiliates must be approved by a majority of disinterested directors of the Company and on the terms no less favorable to the Company than those that are generally available from unaffiliated third parties.

CERTAIN TRANSACTIONS

         See "Compensation Committee Interlocks and Insider Participation" for the disclosure required by this section.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

         Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the "Exchange Act") that might incorporate this Proxy Statement or future filings with the Commission, in whole or in part, the following report and the Stock Performance Chart which follows shall not be deemed to be incorporated by reference into any such filing.

         The Compensation Committee (the "Committee") consists of the following members of the Board: Robert E. Altenbach and Gregory G. Hardwick; and Dennis A. Bakal (non-voting member). The Committee reviews and determines the Company's executive compensation objectives and policies and administers the Plan. The Committee reviews and sets the compensation of the Company's Chief Executive Officer and certain other highly compensated executive officers.

         The objectives of the Company's executive compensation program are to:
(i) attract, retain and motivate highly talented and productive executives; (ii) provide incentives for superior performance by paying above-average compensation; and (iii) align the interests of the executive officers with the interests of the Company's shareholders by basing a significant portion of compensation upon the Company's performance. The Company's executive compensation program combines the following three components, in addition to the benefit plans offered to all employees: base salary (including cash provided for automobile allowances); annual bonus; and long-term incentive compensation consisting of stock option grants. Each component of the Company's executive compensation program serves a specific purpose in meeting the Company's objectives.

         It is the Company's policy to set base salary levels, annual bonuses and long-term incentive compensation above an average of select corporations to which the Company compares its executive compensation. The Company selects such corporations on the basis of a number of factors, such as their size and complexity, the nature of their businesses, the regions in which they operate, the structure of their compensation programs (including the extent to which they rely on bonuses and other contingent compensation) and the availability of compensation information. The corporations with which the Company compares its compensation are not necessarily those included in the indices used to compare the shareholder return in the Stock Performance Graph. Further, the corporations selected for such comparison may vary from year to year based upon market conditions and changes in both the Company's and the corporations' businesses over time. The Company believes that above-average compensation levels are necessary to attract and retain high caliber executives necessary for the successful conduct of the Company's business.

         Base salary. The Committee annually reviews the salaries of the Company's executives. When setting base salary levels, in a manner consistent with the objectives outlined above, the Committee considers competitive market conditions for executive compensation, Company performance and individual performance.

         The measures of individual performance considered in setting 1999 salaries will include, to the extent applicable to an individual executive officer, a number of quantitative and qualitative factors such as the Company's historical and recent financial performance in the principal area of responsibility of the officer (including such measures as gross margin, net income, sales, customer count and market share), the individual's progress toward non-financial goals within his area of responsibility, individual performance, experience and level of responsibility and other contributions made to the Company's success. The Committee has not found it practicable, nor has it attempted, to assign relative weights to the specific factors used in determining base salary levels, and the specific factors used may vary among individual officers. As is typical for most corporations, payment of base salary is not conditioned upon the achievement of any specific, pre-determined performance targets.

         Annual bonus. The Company's cash bonus program seeks to motivate executives to work effectively to achieve the Company's financial performance objectives and to reward them when those objectives are met. Executives bonus payments are based upon the overall profitability of the Company.

         Long-term incentive compensation. The Company believes that option grants: (i) align executives interests with shareholder interests by creating a direct link between compensation and shareholder return; (ii) give executives a significant, long-term interest in the Company's success; and (iii) help retain key executives in a competitive market for executive talent.

         The Plan authorizes the Committee to grant stock options to executives. Option grants are made from time to time to executives whose contributions have or will have a significant impact on the Company's long-term performance. The Company's determination of whether option grants are appropriate each year is based upon individual performance measures established for each individual. Options are not necessarily granted to each executive during each year. Generally, options granted to executive officers will vest in equal annual installments over a period of three to four years and expire ten years from the date of grant.

         Benefits. The Company believes that it must offer a competitive benefit program to attract and retain key executives. During 1998, the Company provided medical and other benefits to its executive officers that are generally available to the Company's other employees.

         Compensation of the Chief Executive Officer.

         The Chief Executive Officer's compensation plan includes the same elements and performance measures as the plans of the Company's other executive officers. The Compensation Committee believes that Mr. Bakal's total compensation reflects the unique contributions that he makes to the Company's long-term strategic performance. Mr. Bakal was not awarded a bonus for the year ended December 31, 1998. For the year ended December 31, 1999, Mr. Bakal's base salary will be $300,000, which is the same base salary as was paid Mr. Bakal during 1998. The Committee believes that such salary is appropriate based upon the Company's financial performance, including earnings per share, revenue growth and cash flow from operations.



                  Submitted by:     Robert E. Altenbach
                                    Gregory G. Hardwick
                                    Dennis A. Bakal (non-voting member)

STOCK PERFORMANCE GRAPH

         The chart below compares the cumulative total shareholder return on the Common Stock with the cumulative total return on the Nasdaq (U.S. Companies) Index and the Nasdaq Transportation and Trucking Stock Index for the period commencing June 20, 1997 (the first day of trading of the Common Stock as a result of the Company's initial public offering) and ending December 31, 1998, assuming an investment of $100 and the reinvestment of any dividends. The base price for the Company's stock is the initial public offering price of $6.00 per share. The comparisons in the graph below are based upon historical data and are not indicative of, nor intended to forecast, future performance of the Common Stock.

                                                  6/20/97         12/31/97        12/31/98
                                                -----------     ------------    ------------
Professional Transportation Group Ltd., Inc.        100               63               42
Nasdaq (U.S. Companies)                             100              109              154
Nasdaq Transportation and Trucking                  100              115              102

                          COMPLIANCE WITH SECTION 16(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Exchange Act requires the Company's executive officers and directors and persons who beneficially own more than 10% of a registered class of the Company's equity securities to file reports of securities ownership and changes in such ownership with the SEC and Nasdaq. Officers, directors and greater than 10% beneficial owners also are required by rules promulgated by the SEC to furnish the Company with copies of all Section 16(a) forms they file. Based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that, during the year ended December 31, 1998, its executive officers, directors and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements.


                              INDEPENDENT AUDITORS

         The Company selected the firm of Arthur Andersen LLP to serve as the independent auditors for the Company for the year ended December 31, 1998. That firm has served as the auditors for the Company since 1996. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting and will be accorded the opportunity to make a statement, if they so desire, and to respond to appropriate questions.

                                  OTHER MATTERS

         The Board knows of no amendment or variation of the matters referred to in the Notice of the Annual Meeting and of no other business to be brought before the Annual Meeting. However, if any amendment, variation or other matter is properly brought before the Annual Meeting, it is the intention of the persons designated as proxies to vote in accordance with their best judgment on such matters. If any other matter should come before the Annual Meeting, action on such matter will be approved if the number of votes cast in favor of the matter exceeds the number opposed.

        SHAREHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETING OF SHAREHOLDERS

         Regulations of the Commission require Proxy Statements to disclose the date by which shareholder proposals must be received by the Company in order to be included in the Company's proxy materials for the next annual meeting. In accordance with these regulations, shareholders are hereby notified that if they wish a proposal to be included in the Company's Proxy Statement and form of proxy relating to the 2000 annual meeting, a written copy of their proposal must be received at the principal executive offices of the Company no later than January 21, 2000. To ensure prompt receipt by the Company, proposals should be sent certified mail return receipt requested. Proposals must comply with the proxy rules relating to stockholder proposals in order to be included in the Company's proxy materials.

                                  ANNUAL REPORT

         The Company's 1998 Annual Report to Shareholders (which includes the Company's Annual Report on Form 10-K) is concurrently being mailed to shareholders. The Annual Report contains consolidated financial statements of the Company and the report thereon of Arthur Andersen LLP, independent auditors.


DATED:  APRIL 21, 1999




         SHAREHOLDERS ARE URGED TO SPECIFY THEIR CHOICES, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE, POSTAGE FOR WHICH HAS BEEN PROVIDED. YOUR PROMPT RESPONSE WILL BE APPRECIATED.

                       PROXY SOLICITED FOR ANNUAL MEETING
                               OF SHAREHOLDERS OF
                  PROFESSIONAL TRANSPORTATION GROUP LTD., INC.
                             TO BE HELD MAY 21, 1999


         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

         The undersigned hereby constitutes and appoints DENNIS A. BAKAL and LINDA K. ROBERTS and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent and vote, as indicated below, all of the shares of Common Stock of Professional Transportation Group Ltd., Inc. ("PTG") that the undersigned would be entitled to vote at the 1999 Annual Meeting of Shareholders of PTG to be held at the offices of Nelson Mullins Riley & Scarborough, L.L.P., 999 Peachtree Street, N.E., Suite 1400, Atlanta, Georgia on Friday, May 21, 1999 at 10:00 a.m., local time, and at any adjournment, upon the matters described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, receipt of which is acknowledged, and upon any other business that may properly come before the meeting or any adjournment. Said proxies are directed to vote on the matters described in the Notice of Annual Meeting of Shareholders and Proxy Statement as follows, and otherwise in their discretion upon such other business as may properly come before the meeting or any adjournment thereof.

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES TO THE BOARD OF DIRECTORS AND AS THE PROXY HOLDER MAY DETERMINE IN HIS DISCRETION WITH REGARD TO ANY OTHER MATTER PROPERLY BROUGHT BEFORE THE MEETING.

         PLEASE MARK, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

1.       Election of Directors:

                               Dennis A. Bakal
                               Linda K. Roberts
                               Susan P. Dial
                               Robert E. Altenbach
                               Gregory G. Hardwick

       [ ]   FOR all nominees                 [ ]   WITHHOLD AUTHORITY to
             listed (except                          vote for all nominees voted
             as marked to
             the contrary)

          (INSTRUCTION: To withhold authority to vote for any individual nominee(s), write that nominee's name(s) in the space provided below.)

2. IN THEIR DISCRETION, to act upon such other business as may properly come before the meeting or any adjournment thereof.





Dated:             , 1999
      -------------


-------------------------------------
Signature of Shareholder(s)


-------------------------------------
Signature of Shareholder(s)

Note: Please sign exactly as name
or names appear hereon. Where more
than one owner is shown, each
should sign. Persons signing in a
fiduciary or representative
capacity shall give full title. If
a corporation, please sign in full
corporate name by authorized
officer. If a partnership, please
sign in partnership name by
authorized person.